Exhibit 99.2

CHANGE OF CONTROL AGREEMENT

THIS AGREEMENT (this “Agreement”), made and entered into as of the 10th day of September, 2004 by and between IMPERIAL SUGAR COMPANY, a Texas corporation, and Paul Durlacher (“Executive”), an individual residing in Carmel, Indiana;

W I T N E S S E T H:

WHEREAS, the Company wishes to secure the services of Executive and, subject to the provisions of this Agreement, desires to provide a benefit to Executive in the event of Executive’s involuntary termination or Termination for Good Reason after a Change in Control of the Company, as such terms are hereinafter defined;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means (i) any corporation in which the shares owned or controlled, directly or indirectly, by the Company represent eighty percent (80%) or more of the voting power of the issued and outstanding capital stock of such corporation, (ii) any corporation which owns or controls, directly or indirectly, eighty percent (80%) or more of the voting power of the issued and outstanding capital stock of the Company, and (iii) any corporation in which eighty percent (80%) or more of the voting power of the issued and outstanding capital stock is owned or controlled, directly or indirectly, by any corporation which owns or controls, directly or indirectly, eighty percent (80%) or more of the voting power of the issued and outstanding capital stock of the Company.

(b) The Company shall have “Cause” to terminate Executive’s employment with the Company (i) if Executive grossly and deliberately disregards Executive’s duties and responsibilities as an officer of the Company, (ii) if Executive engages in an act or acts of dishonesty constituting a felony which adversely affects the Company or (iii) for any reason which constitutes cause under any written employment agreement between Executive and the Company that was entered into prior to the Effective Date of the Change of Control. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until Executive shall have received a copy of a resolution duly adopted by the affirmative vote of two-thirds of the entire membership of the Board of Directors finding that in the good faith opinion of the Board of Directors the Company has Cause to terminate Executive’s employment with the Company. For the purposes of this subsection (b), Executive shall not be considered to have disregarded Executive’s duties and responsibilities as an officer of the Company if (i) there is a Termination For Good Reason or by reason of (ii) Executive’s reasonable participation in volunteer services for a church or other charitable, educational or civic organization, (iii) Executive’s reasonable participation as a director of any corporation, or (iv) any absence from employment because of Executive’s illness, incapacity, Disability or reasonable vacation periods.

(c) “Company” means Imperial Sugar Company a Texas corporation, or any successor and its Affiliates.

(d) A “Change in Control” shall be deemed to have occurred if any of the following shall have taken place: (i) change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or Item 1 of Form 8-K promulgated under the Exchange Act; (ii) any “person” (as such term is used in

Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities; or (iii) following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors one (1) year before such election or removal, unless the election of each director who was not a director at the beginning of such one-year period has been approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the one-year period.

(e) “Disability” means Executive’s inability to fulfill Executive’s duties and responsibilities as an officer of the Company due to physical or mental disability that continues for 180 consecutive days or more, or for an aggregate of 180 days in any period of twelve months. Evidence of such disability shall be certified by a physician acceptable to both the Company and Executive.

(f) The “Effective Date” of a Change in Control shall mean the date of occurrence of the specified event constituting such Change in Control.

(g) “Involuntary Termination of Employment” means an involuntary termination of employment of Executive by the Company and shall include Executive’s Termination for Good Reason. Notwithstanding the foregoing, Involuntary Termination of Employment shall not include termination of Executive’s employment by reason of death, Disability or Cause.

(h) “Termination for Good Reason” means Executive’s termination of employment with the Company following the occurrence of any of the following events that occurs on or after the Effective Date of a Change in Control without Executive’s prior written consent:

(i) a diminution of Executive’s duties and responsibilities from those assigned to Executive immediately prior to the Effective Date of the Change in Control.

(ii) a reduction in Executive’s salary from the rate in effect immediately prior to the Effective Date of the Change in Control or, except for any reduction applied as part of any Company-wide policy, a reduction in Executive’s other compensation or benefits (other than salary) from those available to Executive immediately prior to the Effective Date of the Change in Control;

(iii) a relocation of Executive’s primary office from the metropolitan area of its location on the Effective Date of the Change in Control; or (iv) the failure of the Company to obtain the unconditional assumption in writing or by operation of law of the Company’s obligations to Executive under this Agreement by any successor prior to or at the time of a reorganization, merger, consolidation, or disposition of all or substantially all of the assets of the Company or similar transaction.

2. Change in Control Benefit. In the event Executive experiences an Involuntary Termination of Employment during the period commencing on the Effective Date of a Change in Control and ending one year after that date, Executive shall be entitled to receive, within 30 days after Executive’s Involuntary Termination of Employment a lump sum payment equal to twelve months of Executive’s base salary amount. The term “base amount”, as used herein, shall have the meaning assigned thereto under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

3. Events Terminating This Agreement.

(a) If Executive’s employment with the Company is terminated for any reason before the Effective Date of a Change in Control, this Agreement shall terminate upon the date of termination of Executive’s employment and Executive shall not be entitled to any benefits or payments under this Agreement.

(b) If Executive’s employment with the Company terminates on or after the Effective Date of a Change in Control due to Executive’s (i) Disability, (ii) termination by the Company for Cause, (iii) death, or (iv) voluntary termination for reasons other than Termination for Good Reason, Executive shall not be entitled to receive any payments or benefits under this Agreement.

4. Status of Agreement. The benefits payable under this Agreement shall be independent of, and in addition to, any other agreement relating to Executive’s employment that may exist from time to time between the parties hereto, or any other compensation payable by the Company to Executive, whether salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof, except as expressly stated, restrict the right of the Company to discharge Executive or restrict the right of Executive to terminate his employment.

5. Term of Agreement. Subject to Executive’s earlier termination of employment with the Company, as provided herein, this Agreement shall remain in effect until twelve months after its effective date, and shall be automatically renewed and extended for successive one- year terms commencing on that anniversary date until the Company, acting upon the directions of the Board of Directors, gives Executive written notice of its decision not to renew this Agreement for the following term provided that such notice is delivered to Executive at least 90 days before the then current term expires. Notwithstanding the foregoing, if this Agreement is in effect as of the Effective Date of a Change in Control, this Agreement shall automatically be renewed for an additional one-year term as of the Effective Date of a Change in Control and may not be terminated by the Company until the completion of such one-year term.

6. Source of Payments. All payments provided in this Agreement shall be paid in cash from the general funds of the Company. Executive shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid the Company in meeting its obligations hereunder. Executive shall cooperate and provide to the Company any documentation as may be required to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this paragraph, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and Executive or any other person. The rights of Executive or Executive’s estate to benefits under this Agreement shall be solely those of an unsecured creditor of the Company.

7. Sale of the Company. The sale of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of its business, or a merger of the Company wherein the Company is not the “surviving corporation” or any other transaction that in effect amounts to the sale of the Company, shall not serve to terminate this Agreement.

8. Termination For Cause. The Company may terminate Executive’s employment at any time for Cause, in which event Executive shall not be entitled to receive any payments or other benefits under this Agreement.

9. Death of Executive. In the event Executive dies subsequent to Executive’s entitlement to benefits under this Agreement but prior to the payment of such benefits, such benefits payable to Executive shall be paid to Executive’s estate.

10. Withholding of Taxes. The Company may deduct from the amount of any benefits payable hereunder any taxes required to be withheld by the federal or any state or local government.

11. Prohibition Against Assignment. The right of Executive to benefits under this Agreement shall not be assigned, transferred, pledged or encumbered in any way, and any attempted assignment, transfer, pledge, encumbrance or other disposition of such benefits shall be null and void and without effect; provided, however, that the Company may assign this entire Agreement to any successor to all or substantially all of the Company’s capital stock or business and assets and this Agreement shall be binding on any such successor.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Executive, his heirs, executors, administrators and legal representatives. As used in this Agreement, the term “successor” shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

13. Entire Agreement. This Agreement constitutes the entire understanding between parties hereto with respect to the subject matter hereof, and may be modified only by a written instrument executed by both parties hereto.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

15. Severability. If, for any reason, any provision of this Agreement is held invalid, in whole or in part, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If this Agreement or any portion thereof conflicts with law or regulation governing the activities of the Company, the Agreement or appropriate portion thereof shall be deemed invalid and of no force or effect.

16. Confidentiality. Executive shall retain in confidence any and all confidential information known to him concerning the Company and its business, as more clearly defined in the attached Exhibit “A”.

17. Agreement Not to Compete. Executive hereby recognizes and acknowledges that: (a) in his executive capacity with Company he will be given knowledge of, and access to, confidential information; (b) in the event that Executive was to enter into competition with Company, Executive’s knowledge of such Confidential Information would be of invaluable benefit to a competitor of Company, and could cause irreparable harm to Company’s business interests; and (c) Executive’s consent and agreement to enter into the noncompetition provisions and covenants set forth herein is an integral condition of this Agreement, without which Company would not have agreed to provide Confidential Information to Executive nor to his compensation, benefits, and other terms of this Agreement. Accordingly, in consideration for his employment, compensation, benefits, access to and entrustment of Confidential Information, and the goodwill, training and experience provided to Executive during his Employment Period, Executive hereby covenants, consents and agrees (regardless of whether or not there has been a Change in Control as defined in Section 1(d)) that during the Employment Period, and for a period of one (1) year after his employment is terminated for any reason Executive shall not, directly or indirectly, acting alone or in conjunction with others, for his own account or for the account of others, including, without limitation, as an officer, director, stockholder, owner, partner, joint venturer, executive, promoter, consultant, agent, representative, or otherwise:

(a)	Solicit, canvass, or accept any fees or business from any customer of Company for himself or any other person or entity engaged in a “Similar Business to Company” (as defined below);

(b)	Engage or participate in any Similar Business to Company within the entire continental United States (referred to herein as the “Restricted Area”);

(c)	Request or advise any service provider, supplier, or customer to reduce or cancel any business that it may transact with Company or any of its affiliated entities;

(d)	Solicit, induce, or otherwise attempt to influence any executive of the Company or any of its affiliated entities, to terminate his or her relationship with the Company or any of its affiliated entities; or

(e)	Make any statement or perform any act intended to advance an interest of an existing or prospective competitor of the Company or any of its affiliated entities in any way that demonstrably injures the reputation, goodwill or any other business interest of Company or any of its affiliated entities.

For purposes of this Agreement, “Similar Business to Company” means any business or other enterprise that is competitive with the current or planned businesses, products, services or operations of the Company or any of its affiliated entities at the time of termination of Executive’s employment.

Executive hereby agrees that the limitations set forth in this Section 17 on his rights to compete with the Company after his termination of employment are reasonable and necessary for the protection of Company. In this regard, Executive specifically agrees that such limitations as to the period of time, geographic area and types and scopes of restriction on his activities, as specified above, are reasonable and necessary to protect the goodwill and other business interests of Company. However, should the time period, the geographic area or any other non-competition provision set forth herein be deemed invalid or unenforceable in any respect, then Executive acknowledges and agrees that, as set forth in Section 15 hereof, reformation may be made with respect to such time period, geographic area or other non-competition provision in order to protect Company’s reasonable business interests to the maximum permissible extent.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS THEREOF, the Company has caused this Agreement to be executed and its seal affixed hereunto by its officers thereunto duly authorized, and Executive has signed this Agreement, all as of the day and year first above written.

IMPERIAL SUGAR COMPANY

/s/ Robert A. Peiser
Robert A. Peiser President and Chief Executive Officer

ATTEST:

/s/ W. F. Schwer
Secretary

[SEAL]

/s/ Paul Durlacher
Paul Durlacher

13